SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2007
Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1: SEPARATION AND RELEASE AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
On August 24, 2007, Peter J. Quandt and Haights Cross Communications, Inc. (“HCCI”) entered into a Separation and Release Agreement (the “Separation Agreement”). A copy of the Separation and Release Agreement is attached hereto as Exhibit 10.1. Pursuant to the Separation Agreement, HCCI shall pay Mr. Quandt a lump sum of $2,583,955 and shall pay Mr. Quandt $62,500 each month for twenty (20) months in accordance with the terms of a previously executed Noncompetition Agreement between Mr. Quandt and HCCI. Additionally, Mr. Quandt’s 225,000 shares of common stock of HCCI purchased pursuant to a Management Stock Purchase Agreement dated August 10, 2007 shall be deemed to be fully vested.
On August 21, 2007, the board of directors of HCCI (the “Board of Directors”) approved a compensation package payable to non-employee members of the Board of Directors (the “Director Compensation Package”). A summary of the compensation to be paid to non-employee members of the Board of Directors is as follows:
•	Annual retainer per year of $30,000, to be paid quarterly;

•	Annual equity compensation per year in the form of stock options or restricted stock (the form and terms, including vesting, to be determined by the Compensation Committee of the Board of Directors), such compensation to approximately equal in value $50,000 for directors and $75,000 for the Lead Director/Chairman of the Board;

•	$3,000 for each board meeting attended in person;

•	$1,500 for each board meeting attended by phone; and

•	An additional annual retainer of $5,000 for each committee on which a director served ($10,000 for the chairman).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 24, 2007, Peter J. Quandt, who was then the Chairman of the Board of Directors, President and Chief Executive Officer of HCCI, resigned from his positions with HCCI, effective immediately. Mr. Quandt was not serving on any committees of the Board of Directors at the time he tendered his resignation. Mr. Quandt is a party to the Separation and Release Agreement with HCCI, as discussed in Item 1.01 above.
On August 24, 2007, HCCI issued a press release attached hereto as Exhibit 99.1 relating to the executive officer changes described above, which press release is incorporated herein by reference.
(c) On August 24, 2007, the Board of Directors appointed Paul J. Crecca, 49, as the Interim-President and Interim-Chief Executive Officer of HCCI, which was effective upon Mr. Quandt’s resignation, as disclosed above. Mr. Crecca will also continue to act as Chief Financial Officer, a position he has held since January 1998.
From 1995 to 1997, Mr. Crecca served as Executive Vice President, Finance, of the Marvel Comics Group, an operating division of the Marvel Entertainment Group. From 1985 to 1995, Mr. Crecca served as Chief Financial Officer of Dun & Bradstreet International, a $300 million division of The Dun & Bradstreet Corporation. Prior to that, Mr. Crecca served as a manager for Ernst & Young LLP.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Separation and Release Agreement by and between Peter J. Quandt and Haights Cross Communications, Inc., dated August 24, 2007
99.1	Press release dated August 24, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2007	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Paul J. Crecca
		Name:	Paul J. Crecca
Title: Interim-President and Interim-Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation and Release Agreement by and between Peter J. Quandt and Haights Cross Communications, Inc., dated August 24, 2007
99.1	Press release dated August 24, 2007